SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 25, 2022

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West
Laval, Quebec
Canada H7L 4A8
(Address of Principal Executive Offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced on January 18, 2022, Bausch Health Companies Inc. (the “Company”) issued a conditional notice of redemption (the “Conditional Notice”) with respect to its 6.125% Senior Notes due 2025 (the “6.125% Senior Notes”). On February 10, 2022, pursuant to the Indenture dated as of March 27, 2015, by and among the Company (as successor to VRX Escrow Corp.), the note guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented and amended heretofore (the “Indenture”), the Company initially issued a notice to holders of the 6.125% Senior Notes of its election to delay the redemption date of the 6.125% Senior Notes. On April 18, 2022, the Company provided notice that the Company had elected to further delay the redemption date to May 16, 2022 (the “New Redemption Date”). In connection with the Conditional Notice and given the New Redemption Date is after April 15, pursuant to Section 3.7(q) of the Indenture, as of the New Redemption Date, the redemption price (the “Redemption Price”) for the redeemed 6.125% Senior Notes will be 101.021% of the principal amount of redeemed 6.125% Senior Notes plus accrued and unpaid interest to but excluding the New Redemption Date. The Conditional Notice otherwise remains unchanged. On the New Redemption Date, the Redemption Price will become due and payable upon the 6.125% Senior Notes to be redeemed. On and after the New Redemption Date (unless the Company shall default in the payment of the Redemption Price), the 6.125% Senior Notes called for redemption shall cease to accrue interest. The redemption of the 6.125% Senior Notes, as well as the previously announced redemption of the 9.000% Senior Notes due 2025 (together with the 6.125% Senior Notes, the “Existing Notes”) remains subject to the previously announced conditions. The Company continues to monitor market conditions and the New Redemption Date may be further delayed until such time as the initial public offering of Bausch + Lomb Corporation and refinancing of its existing credit agreement are consummated, at which time the Company expects the previously announced conditions to the redemptions of the Existing Notes will be satisfied or waived. However, there is no guarantee that such redemptions will occur and either or both of the notices of conditional redemption may be rescinded in the event that the applicable condition shall not have been satisfied or waived by the New Redemption Date, or by the New Redemption Date as so delayed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

	By:	/s/ Sam Eldessouky
Name: Sam Eldessouky
Title: Executive Vice President, Chief Financial Officer
Date: April 25, 2022